AMENDED AND RESTATED SECURED LOAN AGREEMENT
     This Amended and Restated Secured Loan Agreement ("Agreement") is made and entered into this 5th day of July, 2000, by and among Bankers Trust Company, N.A., of Des Moines, Iowa ("Bank"), TransFinancial Holdings, Inc. ("TransFinancial") and Crouse Cartage Company ("Crouse"), (TransFinancial and Crouse being hereinafter collectively referred to as the "Borrowers" and individually as a "Borrower"), and Specialized Transport, Inc. ("Specialized Transport"), TFH Logistics & Transportation Services, Inc., Transport Brokerage, Inc., Phoenix Computer Services, Inc., Custom Client Services, Inc. and TFH Properties, Inc. f/k/a Anuhco Properties, Inc. ("TFH Properties") (hereinafter collectively referred to as the "Co-Borrowers" and individually as a "Co-Borrower").
                                   WITNESSETH
     WHEREAS, on or about September 30, 1998, Bank and Borrowers entered into a certain Secured Loan Agreement wherein, among other things, Bank extended to Borrowers a term loan in the principal sum of $10,000,000.00 ("Term Loan"), and Borrowers granted to Bank a lien on certain collateral therein described; and
     WHEREAS, on or about October 31, 1998 Bank and Crouse entered into a certain Secured Loan Agreement, which renewed and replaced a Security Agreement dated January 5, 1998, wherein, among other things, Bank extended to Crouse a working capital line of credit loan in the principal sum of $4,500,000.00 ("Working Capital Line of Credit Loan"), and Crouse granted to Bank a lien on certain collateral therein described; and
     WHEREAS, on or about March 25, 1999, Bank and Borrowers entered into a certain Secured Loan Agreement wherein, among other things, Bank extended to Borrowers $5,000,000.00 which was merged into the $10,000.000.00 Term Loan dated September 30, 1998; and
     WHEREAS, on or about June 23, 2000, Bank extended to Borrowers a loan in the principal sum of $700,000.00, to cover certain overdrafts then existing in Borrowers' account ("Overdraft Loan"), which loan matured and became due and payable in full on June 30, 2000, and is now in default; and
     WHEREAS, Borrowers are now in default under certain terms of the two Secured Loan Agreements described above, which defaults Borrowers are unable to timely cure; and
     WHEREAS, as a result of Borrowers' defaults, Bank could accelerate the indebtedness owing under the Term Loan, the Working Capital Line of Credit Loan and the Overdraft Loan; and
     WHEREAS, Borrowers are seeking replacement financing from other lenders sufficient in amount to pay in full all indebtedness now or hereafter owing to Bank, which refinancing Borrowers believe, in good faith, they can obtain prior to December 31, 2000; and
     WHEREAS, Borrowers have requested Bank to modify and replace the aforesaid loans in accordance with the terms of this Agreement; and
     WHEREAS, Borrowers have further requested Bank to waive all defaults existing as of the date of this Agreement; and
     WHEREAS, Borrowers have further requested Bank to extend them additional credit of $1,500,000.00; and
     WHEREAS, Co-Borrowers are willing to be co-obligors of all indebtedness now or hereafter owing to Bank pursuant to this Agreement; and
     WHEREAS, in consideration for Borrowers and Co-Borrowers' compliance with the terms and conditions of this Agreement and the other loan documents executed in connection herewith, Bank is willing to modify and replace the aforesaid loans, waive the existing defaults and extend additional credit to Borrowers and Co-Borrowers; and
     WHEREAS, as of the date of this Agreement, the unpaid principal balances owing or commitments on the Term Loan, Working Capital Line of Credit Loan and Overdraft Loan are $14,200,000.00, $4,500,000.00 and $700,000.00, respectively, plus accrued interest thereon.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties agree that the two Secured Loan Agreements described above shall be deemed amended, restated and superseded by this Agreement.
I. DEFINITIONS. For purpose of this Agreement and in addition to the terms defined above, the following terms shall have the following meanings:
"AFFILIATE" shall mean: (i) any natural person who is a controlling shareholder of any Obligor or who is an officer, director or managing agent of any Obligor;
(ii) any corporation, partnership or entity that is a controlling shareholder of any Obligor; and (iii) any person who directly or indirectly controls, is controlled by or is under common control or ownership with any Obligor any controlling shareholder of any Obligor. For the purposes of this definition, the term "control" or "controlling" shall mean the ownership of ten percent (10%) or more of the beneficial interest in the entity being referred to. "AGREEMENT" shall mean this Amended and Restated Secured Loan Agreement, as amended or modified from time to time, together with all exhibits or schedules attached hereto or hereafter.
"BANK'S PRIME RATE" shall mean the fluctuating interest rate per annum from time to time designated by Bank as its prime rate. The Bank's Prime Rate shall not be deemed the lowest rate or most favored rate charged by Bank to its customers. Changes in the Bank's Prime Rate shall be effective without notice to Obligors on the date of each change.
"BORROWING BASE" shall mean an amount equal to eighty-five percent (85%) of Crouse's Eligible Accounts Receivable owned by Crouse as of the date of each Borrowing Base Certificate.
"BORROWING BASE CERTIFICATE" shall mean a document duly certified by an authorized officer of Crouse and TransFinancial in the form attached hereto as Exhibit "A".
"CENTRAL STATES PENSION FUNDS" means Central States, Southeast and Southwest Areas Health and Welfare Pension Funds.
"COLLATERAL" shall mean without limitation the various assets pledged to Bank as security for the Notes, now or in the future, as more particularly described in
Section 4 of this Agreement.
"COVENANT COMPLIANCE CERTIFICATE" shall mean a document duly certified by an authorized officer of TransFinancial, Crouse, and Specialized Transport in the form attached hereto as Exhibit "B".
"CROUSE'S REVENUE EQUIPMENT" shall mean and include all of Crouse's (i) commercial and highway trucks, (ii) commercial and highway tractors and trailers, (iii) automobiles and (iv) pickup and delivery vehicles, all for which titles have been issued in the name of Crouse; and (v) all mechanical refrigeration units attached to, or held for use upon, such trucks, tractors and trailers.
"CURRENT ASSETS" shall mean TransFinancial's current assets which shall be determined on a consolidated basis and in accordance with GAAP.
"CURRENT LIABILITIES" shall mean TransFinancial's current liabilities which shall be determined on a consolidated basis and in accordance with GAAP. "CURRENT RATIO" shall be calculated by dividing TransFinancial's Current Assets by its Current Liabilities.
"DEBT TO TANGIBLE NET WORTH RATIO" shall be determined on a consolidated basis and in accordance with GAAP and shall mean that number calculated by dividing TransFinancial's aggregate liabilities by its Tangible Net Worth.
"DEFAULT" OR "EVENT OF DEFAULT" shall have the meaning delineated in Section 9 of this Agreement.
"ELIGIBLE ACCOUNTS RECEIVABLE" shall mean those accounts receivable owing to Crouse which are free and clear of any security interest, lien or encumbrance except that previously granted or herein granted to Bank, and which are not more than eighty-four (84) days past due from date of original invoice or with respect to which there exists no dispute with Crouse. Further, to be an Eligible Accounts Receivable, the receivable must not be subject to any dispute, counterclaim or defense asserted by the account debtor thereunder and the account debtor must not be insolvent or be the subject of any bankruptcy or reorganization proceedings or other proceedings for relief of debtors. An account receivable shall be deemed to exist when the invoice giving rise to such account receivable is mailed or when debt to Crouse from its customers arises, whichever shall first occur. Receivables due Crouse from any Affiliate or employee(s) shall not be included in calculating Eligible Accounts Receivable. "GAAP" shall mean those Generally Accepted Accounting Principles and Practices that are recognized as such by the American Institute of Certified Public Accountants and by the Financial Accounting Standards Board.

"HAZARDOUS SUBSTANCES." The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Agreement, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 49 U.S.C. Section 6901, et seq., or other applicable state or federal laws, rules or regulations adopted pursuant to any of the foregoing.
"INDEBTEDNESS" shall mean and include without limitation all Notes and/or Loans, together with all other obligations, debts and liabilities of Obligors to Bank as well as all claims by Bank against Obligors, whether now or hereafter existing, voluntary or involuntary, due or not due, absolute or contingent, liquidated or unliquidated; whether Obligors may be liable individually or jointly with others; whether Obligors may be obligated as a guarantor, surety, or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.
"LOAN" OR "LOANS" means and includes any and all extensions of credit and financial accommodations from Bank to Obligors, whether now or hereafter existing, and however evidenced, including without limitation those loans and financial accommodations described herein or described on any exhibit or schedule attached to this Agreement from time to time.
"LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Agreements, the Mortgages and any other instrument executed in connection with or evidencing the Indebtedness.
"MAXIMUM CREDIT" shall mean Twenty Million Nine Hundred Thousand Dollars ($20,900,000.00), which represents the maximum credit Bank is willing to extend to Obligors, jointly or severally.
"MORTGAGES" means collectively the Crouse Mortgages and the TFH Properties Mortgage.
"NOTES" shall refer to the promissory notes more particularly described in
Section 2 of this Agreement executed by Obligors in favor of Bank, together with any and all extensions, modifications, substitutions or renewals thereof. "NOTE" shall refer to any one of such Notes.
"OBLIGORS" shall refer collectively to Borrowers and Co-Borrowers and "Obligor" shall refer to any of the Obligors.
"SECURITY AGREEMENTS" shall mean any and all Security Agreements executed by Crouse, TransFinancial or Specialized Transport in favor of Bank prior to, contemporaneously with, or subsequent to the execution of this Agreement, granting Bank a lien on Crouse's Eligible Accounts Receivable, Crouse's Revenue Equipment, TransFinancial's stock in UPAC, or Specialized Transport's Revenue Equipment, as well as any other Security Agreements executed by any other Obligor granting Bank a lien on assets therein described.

"SPECIALIZED TRANSPORT'S REVENUE EQUIPMENT" shall mean and include all of Specialized Transport's (i) commercial and highway trucks, (ii) commercial and highway tractors and trailers, (iii) automobiles, and (iv) pickup and delivery vehicles, all for which titles have been issued in the name of Specialized Transport, and (v) all mechanical refrigeration units attached to, or held for use upon, such trucks, tractors and trailers.
"TANGIBLE NET WORTH" shall be determined on a consolidated basis and in accordance with GAAP and shall mean that number calculated by subtracting from the sum of TransFinancial's equity, all sums relating to goodwill, patents, copyrights, trademarks, licenses, franchises, or other assets normally considered an intangible asset under GAAP.
"UPAC" shall mean Universal Premium Acceptance Corporation, a wholly owned subsidiary of TransFinancial.
II. LOANS. Subject to the terms and conditions of this Agreement and the other Loan Documents, the Bank agrees to lend to Obligors, or modify and replace existing loans to Borrowers, the following:
     A.   Term Loan.   A term loan in the principal amount of $14,200,000.00,

          which shall constitute a modification and replacement of the term loan previously executed by Borrowers to Bank on March 25, 1999 and Obligors shall execute and deliver to Bank a promissory note ("Term Note") for $14,200,000.00 dated as of the date of this Agreement. No additional funds shall be advanced by Bank to Obligors pursuant to the Term Note other than those funds already advanced. Interest and principal payments shall be payable on the dates and in the manner set forth in the Term Note. Interest shall accrue at a floating rate which shall at all times equal the Bank's Prime Rate, as adjusted to the date of change. The Term Note shall mature and be due and payable in full on July 5, 2001.
     B.   Working Capital Line of Credit Loan.  A working capital line of credit loan in the principal amount of $4,500,000.00 which shall constitute a modification and replacement of the working capital line of credit note executed by Crouse to Bank on October 31, 1998, and Obligors shall execute and deliver to Bank a promissory note ("Working Capital Line of Credit Note") for $4,500,000.00 dated as of the date of this Agreement. Although all Obligors are executing such Note, it is understood and agreed that all advances thereunder shall only be made to Crouse, which may borrow, repay and re-borrow under the Working Capital Line of Credit Note during the term of this Agreement provided such funds are used solely to provide working capital for Crouse. Interest and principal payments shall be payable on the dates and in the manner set forth in the Working Capital Line of Credit Note. Interest shall accrue at a floating rate which shall at all times equal the Bank's Prime Rate, as adjusted to the date of change. The Working Capital Line of Credit Note shall mature and be due and payable in full on July 5, 2001.

     C.   Bridge Loan.  Contemporaneously with the execution of this Agreement,

          and for the purpose of providing Crouse with additional working capital until replacement financing is realized, Bank will extend to Obligors a loan in the principal amount of $2,200,000.00 which shall consist of $1,500,000.00 of new advances and $700,000.00 evidenced by the Overdraft Note, and the Overdraft Note shall be deemed replaced and incorporated into the Bridge Loan. Obligors shall execute and deliver to Bank a promissory note ("Bridge Note") for $2,200,000.00 dated as of the date of this Agreement. Although all Obligors are executing such Note, it is understood and agreed that all advances thereunder shall only be made to Crouse. Interest and principal payments shall be payable on the dates and in the manner set forth in the Bridge Note. Interest shall accrue at a floating rate which shall at all times equal the Bank's Prime Rate, as adjusted to the date of change. The Bridge Note shall mature and be due and payable in full on July 5, 2001.
          Bank's determination as to the outstanding principal balance owed by Obligors under the respective Notes shall be presumed to be correct and binding on all parties whomsoever and Bank's documentation to support said outstanding balances will be sufficient to establish and sustain Obligors' obligations under the Notes, unless Obligors are able to provide documentation to the contrary satisfactory to Bank which is sufficient to rebut the aforesaid presumption. Obligors' liability under the Notes is joint and several.
III. ADVANCES.
     A. Each request by Crouse for an advance of funds shall be made by Crouse either orally or in writing not later than 2:00 o'clock P.M. on the day such advance is requested. Upon receipt by Bank of each request for advance, Bank shall lend to Crouse the amount requested provided, however, that Bank shall not be obligated to make any advance (i) during the existence of any Event of Default; or (ii) if Bank has given notice to Obligors of the violation of any terms or conditions of this Agreement, the Notes, or any other Loan Documents, which violation(s) remain unremedied by Obligors; or (iii) if Obligors are out of compliance with any of the Affirmative Covenants or Negative Covenants required by this Agreement, or (iv) if the amount of the advance requested together with the unpaid principal balance of the Working Capital Line of Credit Note exceeds the lesser of $4,500,000.00 or the Borrowing Base, or (v) any Obligor becomes insolvent, or voluntarily or involuntarily becomes a debtor in bankruptcy; or (vi) there occurs a material adverse change in any Obligor's financial condition, or in the value of the Collateral; or
          (vii) any Obligor seeks, claims or otherwise attempts to limit, modify or revoke its unconditional and unlimited liability for the Indebtedness.
     B. Any checks or other charges presented against the account of any Obligors in excess of the balance of said account may be treated by the Bank as a request for an advance under the Working Capital Line of Credit Note, and payment by the Bank of any check may at its option constitute a loan to the Obligors pursuant to this Agreement of the amounts so paid.
     C. In the event Obligors shall fail to: provide adequate insurance, pay taxes, or pay any other charges which may affect the assets collateralized to Bank, Bank may, at its option, without notice, but without any obligation or liability to do so, procure insurance, pay taxes or pay any other charges and add said sum to the balance of the Working Capital Line of Credit Note.
     D. Although it is contemplated that at no time during the term of this Agreement shall the outstanding principal amount of the Notes exceed the Maximum Credit, it is understood and agreed that the contemplated Maximum Credit may be exceeded at any time, in Bank's sole discretion, and Obligors shall nevertheless remain liable for the repayment in full of all sums advanced by Bank on Obligors' behalf, together with interest, late charges, attorneys' fees and costs, if any, as more fully set forth herein.
IV. COLLATERAL. As security for the Notes and all advances made pursuant to this Agreement, and any renewals, modifications, substitutions or extensions thereof, and any other Loans or advances made by Bank to Obligors, the Bank is herein granted (or previous security grants are renewed) a security interest in and lien against, but not limited to the following assets:
     A.   Crouse's Eligible Accounts Receivable and Revenue Equipment.  Crouse

          herein grants and/or renews its grant to Bank of a first lien on all of Crouse's Eligible Accounts Receivable and all of Crouse's Revenue Equipment, together with all proceeds therefrom. Crouse shall cooperate with Bank to take all requisite action to cause Bank's lien to be affixed to all of Crouse's Revenue Equipment now or hereafter existing or now owned or hereafter acquired and to otherwise assist Bank in the perfection of its liens thereon.
     B.   Specialized Transport's Revenue Equipment.  Specialized Transport

          herein grants to Bank a first lien on all of Specialized Transport's Revenue Equipment together with all proceeds therefrom. Specialized Transport shall cooperate with Bank to take all requisite action to cause Bank's lien to be affixed to all of Specialized Transport's Revenue Equipment now or hereafter existing or now owned or hereafter acquired, and to otherwise assist Bank in the perfection of its liens thereon.
     C.   Crouse Real Estate.  Crouse herein grants to bank a lien on all of its real estate, as more particularly described in Exhibit "C" attached hereto (collectively the "Crouse Real Estate"), and all proceeds from the sale thereof, which shall be evidenced by real estate mortgages or deeds of trust, as the case may be (collectively the "Crouse Mortgages"), previously executed and/or executed contemporaneously with this Agreement. Additionally, Crouse shall assign to Bank all rents, profits or other income generated by or from the Crouse Real Estate which shall be evidenced by an Assignment of Rents executed contemporaneously with this Agreement.
     D.   TFH Properties Real Estate.  TFH Properties herein grants to Bank a lien on its property located in Lenexa, Kansas, more particularly described in Exhibit "D" attached hereto ("TFH Properties Real Estate") and all proceeds from the sale thereof, which shall be evidenced by a real estate mortgage or deed of trust, as the case may be ("TFH Properties Mortgage"), previously executed and/or executed contemporaneously with this Agreement. Additionally, TFH Properties shall assign to Bank all rents, profits or other income generated by or from TFH Properties Real Estate which shall be evidenced by an Assignment of Rents executed contemporaneously with this Agreement.
     E.   UPAC Stock.  TransFinancial herein grants to Bank a security interest in 400 shares of UPAC stock, which constitutes all outstanding shares of UPAC Stock, owned by TransFinancial evidenced by Certificate No. 14 issued March 29, 1996, the original of which shall be delivered to Bank along with appropriate stock powers on Bank's standard form for same. The Bank will at all times have a security interest in One Hundred Percent of the outstanding shares of the UPAC stock.
V. REPRESENTATIONS AND WARRANTIES. Obligors herein represent and warrant to Bank the following:
     A.   Obligors' Authority.  (1) Each Obligor as full power, right and authority to make and execute this Agreement, the Notes, and all other documents Bank may reasonably request be executed in connection herewith; (2) the execution of this Agreement and the Notes, and all other related documents will not conflict with any agreement or instrument to which any Obligor is a party or by which any Obligor or any of its property may be bound or affected; (3) the individuals who, on behalf of Obligors, execute and deliver this Agreement, Notes, and the other related documents are authorized to do so and have provided Bank the appropriate authorizations evidencing same.
     B.   No Litigation.  No litigation or governmental proceedings are pending or threatened against any Obligor and no Obligor has any liabilities, actual or contingent, not previously disclosed to Bank.
     C.   First Lien For Bank.  The lien of the Bank on all of the Collateral described in Section 4 above shall be a first lien at all times during the term of this Agreement, except as otherwise disclosed to and approved by Bank. In such regard, Bank acknowledges the mortgage lien of Central States Pension Funds on certain parcels of Crouse's Real Estate.
     D.   No Other Liens.  None of Obligors' assets are subject to any mortgage,

          pledge, encumbrance or other lien, except as otherwise disclosed to the Bank in writing. In such regard, Bank acknowledges the mortgage lien of Central States Pension Funds on certain parcels of Crouse's Real Estate.
     E.   Tax Returns.  Obligors have filed all federal and state income tax returns which are required to be filed and have paid all taxes and assessments which are due.
     F.   Financial Statements.  All financial statements previously delivered to Bank by Obligors are true and correct in all respects and accurately represent the financial condition of Obligors as of the respective dates thereof. No adverse change in the financial condition of Obligors has occurred since the date of the most recent financial statement given to Bank.
     G.   No Violation of Occupational Safety and Environmental Protection.

          Obligors are not in violation in any material manner of any federal, state, county or city statutes, orders, rules or regulations pertaining to occupational safety or environmental protection, nor do Obligors presently anticipate that future expenditures needed to meet the provisions of existing federal, state, county or city statutes, orders, rules or regulations will be so burdensome as to affect or impair in a materially adverse manner Obligors' financial conditions.
     H.   Indemnification and Hold Harmless Obligation.  None of the Crouse Real

          Estate or the TFH Properties Real Estate or other collateral given to Bank as security for the Notes, nor any other assets owned by Obligors have been, or ever will be, so long as any of the Notes remain unpaid, used for the generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substances, provided however, it is understood that Crouse in the ordinary course of its business, does transport items which may be deemed Hazardous Substances. The representations and warranties contained herein are based on Obligors' due diligence in investigating the collateralized properties for Hazardous Substances. Obligors hereby (i) release and waive any future claims against Bank for indemnity or contribution in the event Obligors become liable for cleanup or other costs under any such laws; (ii) agree that Bank may recover against Obligors to the full extent of any damages, claims or other liabilities suffered by Bank as a result of the violation of any such environmental laws, whether or not such violation occurred while any real estate or other collateral was owned by a predecessor or successor in interest to Obligors; and (iii) agree to indemnify and hold Bank harmless against any and all claims and losses resulting from a breach of this provision, including reasonable attorney's fees and expenses. This obligation to indemnify and hold Bank harmless shall survive the payment of the Notes.
     I.   No Damage to Collateral.  None of the Collateral is now damaged or injured as a result of any uninsured fire, explosion, accident, flood or other casualty.
     J.   Collateral Not in Flood Zone.  None of the Collateral is situated in any federal or state designated flood zone. Should it be determined that a property is located in a flood zone, Obligors shall obtain flood insurance coverage, issued by a company or companies approved by the Bank and in amounts acceptable to Bank which policy or policies shall name the Bank as loss payee thereunder, and Bank shall also have been provided with such additional policies of insurance as Bank may reasonably require insuring against such risks and in such amounts as are customarily carried by like businesses operating in the same vicinity.
     K.   Ownership of Collateral.  The entire legal and beneficial ownership in all assets pledged as Collateral hereunder is held by the entity representing to Bank its ownership thereunder.
     L.   Addresses of Obligors.  The addresses appearing on the signature page of this Agreement represent the chief executive offices of the Obligors.
VI. AFFIRMATIVE COVENANTS. From the date of this Agreement and thereafter until all Indebtedness is paid in full, Obligors will:
     A.   Accounting.  Maintain a modern system of accounting in accordance with

          GAAP.
     B.   Financial Statements.  Furnish to Bank (i) within one hundred twenty

          (120) days of each fiscal year end, consolidated, audited and unqualified financial statements from TransFinancial prepared by an independent certified public accountant acceptable to Bank in reasonable detail and dated as of the immediately preceding fiscal year end, and prepared in accordance with GAAP; (ii) within forty-five
          (45) days following the end of each calendar quarter, a consolidated, unaudited financial statement of TransFinancial which shall contain a balance sheet, statement of income and retained earnings, and cash flow, each as of the end of such calendar quarter; (iii) within forty-five (45) days following the end of each calendar quarter, the 10-K Report filed by TransFinancial with the Securities and Exchange Commission; and (iv) within one week following the end of each business week, a duly completed Borrowing Base Certificate; (v) within one week following the end of each business week, a duly completed Covenant Compliance Certificate; and (vi) at such times as requested by Bank, any Obligors' cash flow projections and such other information as the Bank may reasonably request.
     C.   Access to Books and Collateral.  At all times, keep proper books of account in a manner satisfactory to Bank, and permit the Bank and its agents access to the books, records, premises, assets and operations of Obligors at all reasonable times.
     D.   Notification of Legal Proceedings.  Notify the Bank promptly of any litigation or legal proceedings involving any Obligor as a party defendant wherein the amount at issue exceeds $100,000.00.
     E.   Insurance.  Obtain such insurance or evidence of insurance as Bank may reasonably require, including but not limited to, an all-risk policy of casualty insurance, and such other hazard insurance in such amount, form and substance as Bank will require with Bank named as loss payee thereunder as it pertains to the Collateral and with standard waiver of subrogation clauses, it being understood by Bank that Obligors self-insure the first $100,000.00 of casualty damages. This insurance shall be issued by such companies as shall be approved by Bank, and the originals of such policies (together with appropriate endorsements thereto, evidence of payment of premiums thereon and written agreement by the insurers therein to give Bank 30 days prior written notice of intention to cancel) shall be promptly delivered to Bank. This insurance shall be kept in full force and effect at all times hereafter until the Notes have been paid in full.
     F.   Maintenance and Preservation of Collateral.  At all times maintain,

          preserve and protect the Collateral and keep the same in good repair, working order and condition.
     G.   Submission of Environmental Reports.  Promptly upon receipt thereof,

          Obligors shall submit to Bank copies of any reports, inspectors or examinations conducted by the Iowa Department of Natural Resources or the Federal Environmental Protection Agency, or any similar agency, with respect to the assets of Obligors,
     H.   Operating Accounts at Bank.  Crouse shall maintain its primary cash concentration accounts with Bank.
     I.   Tangible Net Worth.  TransFinancial, on a consolidated basis, shall always maintain a Tangible Net Worth of no less than $23,000,000.00.
     J.   Debt To Tangible Net Worth Ratio.  TransFinancial on a consolidated basis, shall always maintain a Debt to Tangible Net Worth Ratio no greater than 1.20 to 1.00.
     K.   Current Ratio.  TransFinancial, on a consolidated basis, shall always maintain a Current Ratio of not less than 1.0 to 1.0.
     L.   Receivables and Revenue Equipment Valuation.  The aggregate value of

          Crouse's Eligible Accounts Receivable, Crouse's Revenue Equipment and Specialized Transport's Revenue Equipment shall always total at least 115% of the Indebtedness. The value of Crouse's Revenue Equipment and Specialized Transport's Revenue Equipment shall equal the Net Depreciated Value. "Net Depreciated Value" shall mean the actual original cost of those items comprising such Revenue Equipment, as of the date of acquisition thereof, minus the related accumulated depreciation as reflected on the books of Crouse or Specialized Transport as of the date of the Covenant Compliance Certificate then submitted to Bank.
     M.   New Entities.  If any Obligor causes any new entities to be created to conduct business activities similar to, or related to, its current business activities, such new entities shall immediately execute unlimited guaranties of the Indebtedness.
     N.   ERISA Compliance.  Obligors shall meet their minimum funding requirements under the Employee Retirement Income Security Act of 1974 (ERISA), as amended, with respect to any employee benefit plan or other class of benefit plan, which the Pension Benefit Guaranty Corporation, established under ERISA (PBGC), has elected to insure, in either case, whether now in existence or hereafter instituted by Obligors.
     O.   Collected Funds.  At all times maintain in Obligors accounts at Bank collected funds sufficient to pay all items presented for payment from such accounts and sufficient to pay service charges imposed by Bank. Obligors agree to pay to Bank interest on any overdraft or deficit balance in any such account at the rate set forth in the Working Capital Line of Credit Note. Obligors acknowledge that any and all drafts or checks drawn on any of their accounts which cause an overdraft to occur will be returned by Bank.
     P.   Expenses.  Obligors shall pay all of Bank's out-of-pocket costs incurred in connection with the preparation, closing and administration of this Agreement, which costs include but are not limited to attorneys' fees, environmental and other consultant fees, appraisal costs, filing and recording expenses, long distance telephone charges, hand delivery and telefax charges, overnight and other mail charges, and similar items.
     Q.   Collateral Proceeds.  In the event Obligors, or any of them, sell any of the Collateral other than in the ordinary course of their business, all of the net proceeds therefrom, after payment of any sale-related expenses, shall be remitted to Bank for paydown of the Term Note.
          Such paydown shall not alter or modify the monthly payment of principal and interest otherwise required of Obligors pursuant to the Term Note.
     R.   Replacement Financing.  Obligors shall utilize their best efforts to procure, on or before December 31, 2000, but no later than July 5, 2001 replacement financing sufficient to pay in full the Indebtedness.
VII. NEGATIVE COVENANTS. From the date of this Agreement and thereafter until all of the Indebtedness is paid in full, Obligors will not, without the prior written consent of Bank:
     A.   Incur Debt.  Incur, permit or remain outstanding, assume or in any way become committed for indebtedness except the indebtedness incurred herein, the indebtedness incurred with Central States Pension Funds, and those debts incurred in the ordinary course of Obligors' businesses consistent with past practices, or as otherwise approved by Bank.
     B.   Grant Liens.  Pledge, mortgage, lease or otherwise encumber, or permit any lien to exist on any asset or property of any kind owned by Obligors, except for the mortgage lien granted to Central States Pension Funds, and except as may exist at and be reflected on the financial statements provided at the time of this Agreement, other than accounts payable to suppliers incurred in the normal course of Obligors' businesses, or as otherwise approved by Bank.
     C.   Sell Assets Out of Ordinary Course.  Sell, lease or otherwise dispose of any part of Obligors' real or personal property other than in the ordinary course of Obligors' businesses without Bank's permission.
     D.   Dividends.  Declare and/or distribute in cash or other assets any dividends on any Obligors' outstanding stock, or redeem any Obligors' outstanding stock.
     E.   Sale, Change In Control, Merger, Etc.  Suffer or permit majority control of any Obligor to be sold, assigned or otherwise transferred, or change management, or merge or consolidate with any entity or enterprise.
     F.   No Other Guaranties.  Grant guarantees to any other financial institutions or entities.
     G.   Acquisitions.  Acquire other entities.

VIII.CONDITIONS OF BANK'S OBLIGATIONS. Bank's obligations to perform hereunder shall be subject to satisfaction of the following conditions on or before closing:
     A.   No Breach of Covenants.  Obligors shall have substantially performed all agreements required to be performed hereunder, and shall not be in any material breach of any covenant, agreement, representation or warranty made herein or in any other loan document.
     B.   No Default.  No Event of Default and no event or condition which, with notice or the lapse of time, or both, would constitute an Event of Default, shall exist.
     C.   No Material Change in Financial Condition.  Obligors shall not have incurred any material liabilities, direct or contingent, other than in the ordinary course of business, since the dates of the last financial statements given to Bank by Obligors.
     D.   Insurance.  Obligors shall have obtained hazard or fire and extended coverage insurance (and flood insurance if any Collateral is located in a flood zone) on the Collateral, issued by a company or companies approved by Bank and in amounts acceptable to Bank which policy or policies shall name Bank as loss payee thereunder, and Bank shall also have been provided with such additional policies of insurance as Bank may reasonably require insuring against such risks and in such amounts as are customarily carried by like businesses operating in the same vicinity.
     E.   Reimbursement of Bank's Expense.  The payment by Obligors of all out-

          of-pocket expenses incurred by Bank in the preparation, closing and administration of this Agreement as provided in Section 6.P. above.
     F.   Authorized Action.  Receipt by Bank of duly executed certificates from

          Obligors authorizing the execution of this Agreement, the Notes, the Mortgages, and all other documents contemplated by this Agreement.
     G.   Legal Opinion.  Receipt by Bank of an opinion from each Obligors'

          legal counsel to the effect that (i) each Obligor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and to the best of such counsel's knowledge and belief, is duly qualified and in good standing as a foreign corporation authorized to do business in Iowa (if not incorporated in Iowa) and in each state where, because of the nature of its activities or properties, such qualification is required; (ii) each Obligor has full power to execute and deliver this Agreement, the Notes and other loan documents, and to perform its obligations thereunder; (iii) such actions have been duly authorized by all necessary corporate action, and are not in conflict with any provision of the law or of the articles of incorporation or bylaws of each Obligor, nor in conflict with any agreement binding upon each Obligor of which such counsel has knowledge; and (iv) this Agreement, the Notes, and the other loan documents are the legal and binding obligations of each Obligor, enforceable in accordance with their terms.
     H.   Title Opinion or Lender's Policy.  Receipt by Bank of an attorney's title opinion, from an attorney acceptable to Bank, or receipt by Bank of an ALTA lender's policy, from a title insurance company acceptable to Bank, at the expense of Obligors, confirming that Crouse or TFH Properties, as the case may be, has merchantable title to the real estate parcels offered as Collateral, and that the lien of Bank, does or will constitute a first lien thereon, except for the prior lien on certain parcels granted to Central States Pension Funds.
     I.   Loan Documents.  Receipt by Bank of the Notes, the Crouse Mortgages,

          the TFH Properties Mortgage, any requested Security Agreements, title certificates with Bank's lien noted thereon on Crouse's Revenue Equipment, on Specialized Transport's Revenue Equipment and on any other Revenue Equipment of any of the Borrowers or Co-Borrowers, and all other loan documents requested by Bank, duly executed by an authorized officer of the respective entity.
     J.   Environmental Reports.  Receipt by Bank of environmental reports,

          satisfactory to Bank, on all of the Crouse Real Estate and the TFH Properties Real Estate, from firms acceptable to Bank.
     K.   Appraisals.  Receipt by the Bank of appraisals, satisfactory to Bank,

          on all of the Crouse Real Estate and the TFH Properties Real Estate, Crouse's Revenue Equipment and Specialized Transport's Revenue Equipment, from appraisers acceptable to Bank.
     L.   Deferral By Central States Pension Funds.  Receipt by Bank of written confirmation from an authorized officer of Central States Pension Funds that such entity is deferring any principal installments now due from Obligors until July 5, 2001, or any of them, and waiving existing defaults or penalty payments under loan documents executed by Obligors, or any of them.
IX. EVENTS OF DEFAULT. If any of the following events occur, Bank may, at its option, without notice or demand, except as otherwise specifically provided, declare the entire Indebtedness of Obligors to Bank immediately due and payable.
     A.   Late Payment.  Any payment of principal or interest due under the terms of any Note is not made on the due date and such default continues unremedied for ten (10) days after written notice thereof shall have been given to Obligors by Bank.
     B.   Misrepresentation.  Any representation or warranty made by Obligors in this Agreement shall prove to be materially incorrect or untrue, or any statement, report or writing furnished by Obligors to Bank is untrue in any material aspect.
     C.   Breach of Covenants.  Obligors fail to perform or observe any  term,

          covenant or condition of this Agreement and such failure is not remedied or corrected within thirty (30) days after written notice thereof shall have been given to Obligors by Bank.
     D.   Breach Under Other Loan Documents.  Any breach of any provisions contained in the Notes, or any other loan documents and such breach is not remedied within thirty (30) days after written notice thereof shall have been sent to Obligors by Bank.
     E.   Bankruptcy, Etc.  If any Obligor becomes insolvent or bankrupt or makes an assignment for the benefit of creditors, or is petitioned into bankruptcy, either voluntarily or involuntarily.
     F.   Adverse Impairment in Collateral.  Bank's interest in any portion of the Collateral is adversely impaired in any manner, and Obligors are unable to remedy, to the Bank's satisfaction, such adverse impairment within 30 days after written notice from the Bank.
     G.   Adverse Change in Financial Condition.  Any adverse material change in any Obligor's financial condition shall have occurred.
     H.   Bank Deems Itself Insecure.  If Bank at any time reasonably deems itself insecure.
X. REMEDIES. Upon the occurrence of a Default, it being understood that a Default under any Note shall constitute a Default under all of the Notes, Bank may, after expiration of any notice period referenced above, declare the unpaid principal balance and interest on the Notes immediately due and payable, together with any other debt owed by Obligors to Bank, and all such principal, interest and other debt shall thereupon be immediately due and payable in full. Bank shall thereupon have all remedies set forth in the Notes, Security Agreements, Mortgages and any other Loan Documents, and all remedies otherwise available to a mortgagee or secured creditor under the laws of Iowa or any other state where any portion of the Collateral is located.
XI. NO ADDITIONAL LOANS OR ADVANCES. Obligors acknowledge that Bank has made no commitment, and has no intention, of making any additional loans or advances to Obligors or any of them, except as specifically provided in this Agreement.
XII. WAIVER OF EXISTING DEFAULTS. Upon execution of this Agreement by all parties, together with satisfaction of all the conditions of Bank's obligations described in Section 8 above, Bank shall be deemed to have waived all defaults existing as of the date of this Agreement. Any defaults under this Agreement or any other Loan Documents hereinafter occurring are not waived by Bank and will be enforced.
XIII.FEE. As an inducement to Bank to enter into this Agreement, Obligors agree to pay Bank a fee determined as follows: (i) if the Indebtedness is paid in full within 30 days of the date of this Agreement, there shall be no fee; (ii) if the Indebtedness is paid in full more than 30 but less than 60 days from the date of this Agreement, the fee shall be $25,000.00; (iii) if the Indebtedness is paid in full more than 60 but less than 90 days from the date of this Agreement , the fee shall be $50,000.00; (iv) if the Indebtedness is paid in full more than 90 days but less than 120 days from the date of this Agreement the fee shall be $75,000.00; and (v) if the Indebtedness is paid in full more than 120 days from the date of this Agreement, the fee shall be $100,000.00. Obligors herein authorize Bank to debit any of their accounts to pay such fee.
     MISCELLANEOUS
     A.   The Bank As Attorney-In-Fact.  In the event of a Default, Obligors hereby appoint Bank to be Obligors' attorney-in-fact, without requiring Bank to act as such, for the purpose of carrying out the provisions hereof and taking any action and executing any document or instrument which Bank may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest.
     B.   Waiver Not Binding.  Any waiver of any default by Bank is not a waiver of any subsequent default. Further, no delay on the part of Bank in the exercise of any power or right shall constitute a waiver thereof, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof.
     C.   Notice.  Any notice hereunder to Obligors shall be in writing, and shall be deemed to be given on the date delivered, personally, or on the date when mailed by ordinary mail, postage prepaid, or by facsimile and addressed to Obligors as appearing on the signature page of this Agreement, or at such other address as Obligors may, by written notice received by Bank, designate as their addresses for purposes of notice hereunder.
     D.   Governing Law.  This Agreement, the Notes, the Mortgages and all other loan documents shall be covered in all respects by the laws of the State of Iowa, except to the extent the law of the state in which any Collateral is located, provides otherwise. A determination that any provision of this Agreement is unenforceable or invalid shall not affect the validity or enforceability of any other provision.
     E.   Enforcement in Iowa.  Obligors acknowledge that this Agreement is being entered into by Bank in partial consideration of Bank's right to enforce in Iowa the terms and provisions of this Agreement and the other loan documents. Obligors consent to jurisdiction in Iowa and construction of this Agreement under the laws of the State of Iowa. Obligors waive any right to commence any action against Bank except in Iowa.
     F.   Term of Agreement.  The term of this Agreement shall coincide with the terms of the Notes executed by Obligors in favor of Bank, as modified, extended, substituted, renewed or until all of the Indebtedness is paid in full.
     G.   Assignment.  This Agreement shall not be assigned by Obligors.

     H.   Participation.  Bank may enter into participation agreements with other financial institutions with regard to the Indebtedness.
     I.   Successors and Assigns.  This Agreement shall be binding upon

          Obligors' successors and assigns.
     J.   Additional Documents.  Obligors agree to execute and cause to be executed such additional documents as Bank may require in order to effectuate the terms of this Agreement. All documents shall be on Bank's standard forms for the same or forms otherwise acceptable to Bank.
     K.   Conflict in Documents.  In the event of a conflict between the terms and conditions of this Agreement and those of any other documents pertaining to Obligors' indebtedness to Bank, the Bank, in its sole discretion, shall determine which document is controlling.
     L.   Survival of Representations and Warranties.  All representations,

          warranties, covenants, and agreements of Obligors herein shall survive the execution and delivery of this Agreement and shall be deemed continuing until the Indebtedness is paid in full to Bank.
     M.   Release of Bank. Obligors hereby release and forever discharge Bank and any participants, their officers, directors, employees, shareholders, agents and representatives, from all claims or causes of actions of every kind or character, known or unknown, without limit, which Obligors allegedly may have as of the date of this Agreement.
     N.   Collection Costs.  If Bank hires an attorney to assist in collecting any amount due or enforcing any right or remedy under this Agreement, the Notes, the Mortgages, or any other loan document, Obligors agree to pay the reasonable attorney fees and expenses incurred by Bank.


IMPORTANT - READ BEFORE SIGNING, THE TERMS OF THIS AGREEMENT SHOULD BE READ

CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT.

     Obligors warrant that they have received a copy of this Agreement and further state that they understand fully the terms and conditions described herein.

                                   BANKERS TRUST COMPANY, N.A.
                                   By:      /s/ Steve Simon

                                   Its:      Vice President

                                   P.O. Box 897
                                   665 Locust Street
                                   Des Moines, Iowa 50304-9987
                                   "BANK"
                                   CROUSE CARTAGE COMPANY
                                   By:  /s/ Timothy P. O'Neil

                                   Its:       Vice President

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   TRANSFINANCIAL HOLDINGS, INC.
                                   By:    /s/ Timothy P. O'Neil

                                   Its:     President & CEO

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   "BORROWERS"

                                   SPECIALIZED TRANSPORT, INC.
                                   By:      /s/ Timothy P. O'Neil

                                   Its:      Vice President

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   TFH LOGISTICS & TRANSPORTATION SERVICES, INC.
                                   By:      /s/ Timothy P. O'Neil

                                   Its:         CEO

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   TRANSPORT BROKERAGE, INC.
                                   By:     /s/ Timothy P. O'Neil

                                   Its:       Vice President

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   PHOENIX COMPUTER SERVICES, INC.
                                   By:      /s/ Timothy P. O'Neil

                                   Its:         Vice President

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   CUSTOM CLIENT SERVICES, INC.
                                   By:    /s/ Timothy P. O'Neil

                                   Its:       Vice President

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   TFH PROPERTIES, INC. F/K/A ANUHCO PROPERTIES, INC.
                                   By:    /s/ Timothy P. O'Neil

                                   Its:      President

                                   8245 Nieman Road, Suite #100
                                   Lenexa, Kansas  66214
                                   "CO-BORROWERS"